EXHIBIT 10.19


This is an Agreement made and entered into this 9th day of February 1998, by and between SunGard Trust Systems Inc. (hereinafter referred to as "SunGard"), a North Carolina corporation with its principal offices at 5510 77 Center Drive, Charlotte, North Carolina, 28217, and "USER":

            USER NAME:        Pinnacle Management & Trust Company
            ADDRESS:          5599 San Felipe, Suite 300
            CITY, STATE:      Houston, Texas  77056
            COUNTY:           Harris


SunGard has developed computer programs which, together with computer equipment, can provide an automated system of trust department accounting for banks and other investment firms and can provide such firms with organized and coherent reports and records from data provided by the User. This system is hereinafter referred to as AutoTrust.

User agrees to use AutoTrust for all User's trust accounts and SunGard is agreeable to service all of User's trust accounts with its AutoTrust System upon the terms, conditions and rates of compensation more fully hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound, the parties agree as follows:

      1. LICENSE & PROTECTIVE COVENANTS. The license and protective covenants provisions contained in this paragraph shall apply to AutoTrust and all companion or related software programs.

            A. SunGard grants to User a nonexclusive, nontransferable license to use AutoTrust solely on its own equipment and solely for its own business purposes for so long as this Agreement remains in effect.

            B. User acknowledges that AutoTrust and related documentation are proprietary to SunGard. This Agreement does not confer any rights of ownership to User; title to AutoTrust and revisions or modifications made by SunGard to AutoTrust remains in SunGard. AutoTrust and all revisions present or future and all copyright, patent, and proprietary rights therein remain the exclusive property of SunGard. Modifications to AutoTrust made by SunGard or User shall not alter the ownership of AutoTrust, which remains with SunGard. User hereby acknowledges SunGard's copyright in AutoTrust and related materials regardless of whether copyright notice appears on AutoTrust and related materials or whether it has been filed with the copyright office.

            C. User acknowledges that services and Information provided by SunGard to User through AutoTrust, including but not limited to the software and related documentation, the visual expressions, screen formats, report formats and other design features of AutoTrust, all ideas, methods, algorithms, formulae and concepts used in developing and/or incorporated into AutoTrust or related documentation, all future modifications, releases, and enhancements of AutoTrust or related documentation, all derivative works based upon any of the foregoing, (referred to, collectively, as "Proprietary Items") are trade secrets and proprietary property of SunGard, having great commercial value to SunGard. All Proprietary Items in User's possession, whether or not authorized, shall be held in strict confidence by User, and User shall take all steps reasonably necessary to preserve the confidentiality thereof. User shall not, directly or indirectly, communicate, publish, display, loan, give or otherwise disclose any Proprietary Item to any person, or permit any person to have access to or possession of any Proprietary Item. Therefore, User acknowledges and agrees that SunGard shall have no liability whatsoever for any program or system, or combination of programs or systems, acquired or designed by or for the User for use in conjunction with AutoTrust or the information derived therefrom, and User agrees that it shall only use such program or systems in conjunction with AutoTrust for its own internal business purposes as is otherwise permitted by the terms and conditions of this Agreement. Further, User covenants and agrees

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                  that it shall not sell, distribute, market, or otherwise
                  provide to any other person or entity any program, system, or combination of programs and systems acquired or designed by or for User for use in whole or in part with AutoTrust.

            D.    User shall not, nor shall it permit any other person to,

                  1. create or recreate the source code for AutoTrust, or re-engineer, reverse engineer, decompile or disassemble AutoTrust;
                  2. refer to or otherwise use any Proprietary Item as part of any effort to develop a program having any functional attributes, visual expressions or other features similar to those of AutoTrust or to compete with SunGard;
                  3. remove, erase or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in any Proprietary Item, or fail to preserve all copyright and other proprietary notices in any copy of any Proprietary Item made by User;
                  4. sell. market, license, sublicense, distribute or otherwise grant to any person. including any outsourcer, vendor, consultant or partner, any right to use any Proprietary Item, whether on User's behalf or otherwise;
                  5. use AutoTrust to conduct any type of service bureau or time-sharing operation or to provide remote processing, network processing, network telecommunications or similar services to any person, whether on a fee basis or otherwise; or
                  6.   attempt to do any of the foregoing.

            E. User agrees to take all reasonable steps necessary to ensure that none of its employees nor any related third party violate the terms of this Agreement.

            F. User acknowledges and agrees that a violation of any one or more of the covenants or provisions contained in this section, or a violation of any covenant or provision contained elsewhere in this Agreement relating to restrictions on User's use of or rights in AutoTrust and SunGard's proprietary rights therein, may cause immediate and irreparable injury to SunGard of a nature which may not be fully compensable by damages, and User specifically acknowledges that in addition to any other remedies at law or in equity, SunGard shall be entitled to seek injunctive relief in the event of any such violation.

      2. USER'S RESPONSIBILITIES. The User agrees to supply SunGard the following data in a format specified by SunGard. Forms for coding data will be provided by SunGard. Items A and B will be converted to magnetic tape from the forms by SunGard. Items C, D, and E will be posted directly by User.

            A.    An Account Data Form for each existing account.
            B.    An Asset Detail Form describing each asset.
            C.    Revisions in the account data as changes occur.
            D.    New account data as new accounts are added.
            E. Every transaction made in the department during a given day must be posted on the network specified (not supplied as a part of this contract) by 6:00 p.m. (User's time) for processing that night.
            F. User agrees to provide computer equipment to run the System as specified. Modifications are made to the System by SunGard from time to time. User recognizes the need to maintain computer equipment compatible with SunGard's enhancements and, therefore, agrees to purchase new equipment as may reasonably be required by SunGard.

      3. SUNGARD'S RESPONSIBILITIES. SunGard will collect and process User's data on SunGard's AutoTrust software and will make best efforts to transmit the results to User before 8:00 a.m. the following day. In the event the day's data has not been completely posted by 6:00 p.m., SunGard will have the right to process that day without User's daily input.

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            SunGard will supply prices to the Master Security File weekly and at month-end. Dividend information will be supplied daily by SunGard. Prices and dividend information will be obtained from a pricing service.

            A.    Daily Reports - will print automatically at User's location

                  1.    Control Report
                  2.    Edit Log
                  3.    Check Images to be Printed on User Stock at User
                        Location
                  4. Automatic Cash Management, Demand Note Reports and Maps (at extra cost)
                  5.    Dividend and Interest Maps
                  6.    Pending Mortgage Maps
                  7.    Pending Trades Transaction Report
                  8.    Pending Trades Summary Report
                  9.    Common Trust Fund Allocation Report
                  10.   Overnight Demand Reports - on User's Request
                        a.    Performance Calculation for an Account
                        b.    Transactions for Specific Security in an Account
                        c.    Tax Ledger for an Account

                  NOTES:


                  o     Items I and 2 appear daily
                  o     Items 3 through 8 are time and condition activated
                  o Item 4 is available if cash management option is selected
                  o     Items 9 and 10 are User input transaction activated

            B. Inquiry Reports - Available through screen inquiry from Master Files at User location. May be printed as needed.

                  1.    Account Synoptic Report
                  2.    Asset Review
                  3.    Cash List/Account Listing
                  4.    Collateral Report
                  5.    CUSIP Listing
                  6.    Daily Investment and Cash Report
                  7.    Daily Transaction Report
                  8.    Dividend/Interest Map Requests - Outstanding Map
                        Report
                  9.    Input Transaction Review
                  10.   Large Balance and Overdraft Report
                  11.   Master Security File Data/Owners of a Security
                  12.   Pending ACMS (Automatic Cash Management) Transactions
                  13.   Pending Checkwriting Transactions
                  14.   Pending Fee Report
                  15.   Security Position Listing
                  16. Transaction Activity for an Account for History on File in Edited or Unedited Style

                  NOTES:

                  o Item 12 is available if cash management option is selected

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                  o      Items 13 and 14 are available daily on time and
                        condition basis

            C.    Monthly Reports
                  (printed in Charlotte and shipped to User - shipping costs will be at User's expense)

                  Monthly reports, annual reports, and customer reports produced by the AutoTrust System will be shipped within ten (10) business days of User's release of month end work for processing by SunGard.

                  1.    Portfolio Investment Review for each account
                  2.    Receipts and Disbursements Report for each account
                  3.    Monthly Sales and Purchases Report
                  4.    Trust Department Balance Sheet
                  5.    Trust Department Comparative Summary
                  6.    Annual Report of Trust Assets (Call Report)
                  7.    Brokerage Fee Report
                  8.    Pricing Report
                  9.    Security Master Maturities and Notices
                  10.   Active Dividend/interest Maps
                  11.   Account Master Summary
                  12.   Fee Reports
                  13.   Pending Account Action Planning
                  14.   Year-to-date Transactions by Type
                  15.   Performance Summary (at extra cost)
                  16.   Interim Market to Market Reporting (where required)

            D.    Annual Reports
                  (Shipped with monthly reports at fiscal year end of account)

                  1.    Tax Ledger
                  2.    Intangibles Tax Return Report (where required)
                  3.    Form 5500 Worksheet (where required) (at extra cost)

            E. Customer Reports (Shipped with monthly reports on frequency and interval as defined per each account)

                  1.    Asset Review (long and short forms)
                  2.    Interim Statement of Transactions
                  3.    Annual Statement of Transactions
                  4.    Fee Statement
                  5.    Capital Gains Report

The format of any of the reports specified above may be altered from time to time by SunGard; however, no changes in functionality may be made without User's consent.

      4. COMPENSATION. SunGard shall charge for its regular services and the records and reports produced pursuant to this Agreement in accordance with the provisions of this paragraph 4, as the same may be adjusted from time to time pursuant to paragraph 6, below. User shall pay all such charges on or before the date which is ten (10) days from the date of the invoice mailed by SunGard. Any dispute as to the amounts of such charges shall be resolved as expediently as possible, but shall not excuse timely payment in full of all amounts set forth on the invoice.


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            A.    $700 per month base fee

            B.    Account Charges:

                        $4.50 per account or subaccount per month for 0 to 500 Accounts;

                        $3.75 per account or subaccount per month for 501 to 1,000 Accounts;

                        $3.00 per account or subaccount per month for 1,001 and over.

            C. Inactive Accounts - Each Regular Account will be charged, as indicated in Paragraph B above, per month, for the first twelve (12) months on the AutoTrust System. Each month thereafter the account will be analyzed for the volume of transactions in the account for the twelve (12) previous months. If the transaction history count is less than forty-nine (49) for the period, the charge for the month will be $1.60. If the transaction history count is more than forty-eight (48), the charge will be the Regular Account charge.

            D. IRA, KEOGH and SEP Accounts - Each IRA, KEOGH and SEP Account will be charged $1.60 per month for the first twelve (12) months on the AutoTrust System. Each month thereafter the account will be analyzed for the volume of transactions on the account for the twelve (12) previous months. If the transaction history count is less than forty-nine (49) for the period, the charge for the month will be $1.60. It the transaction history count is more than forty-eight (48), the charge will be $2.10 for the month.

            E. Deleted Accounts - Any account may be flagged for deletion by the User and retained by the AutoTrust System for year-end 1099 and/or 5498 reporting. The charge for each deleted account retained for 1099 and/or 5498 reporting will be $1.10 per month until permanently deleted by the User.

            F.    Security Pricing Options:
                  User agrees to pay to SunGard the following rates for each security priced, subject to a $100.00 per month minimum:

                        TYPE OF SECURITY                   PRICE PER SECURITY
                        ----------------                   ------------------
                        Common Stocks                            $ 0.25
                        Preferred Stocks                         $ 0.25
                        Warrant or Right                         $ 0.25
                        Certificates                             $ 0.25
                        Convertible Preferred                    $ 0.25
                        Mutual or Investment Funds               $ 0.25
                        Unit Investment Trusts                   $ 0.25
                        Treasuries                               $ 0.25
                        Indices                                  $ 0.25
                        Options                                  $ 0.25
                        Convertible Bonds                        $ 0.60
                        Medium Term Notes                        $ 0.60
                        Corporate Bonds                          $ 0.60
                        American Depository Receipts             $ 0.60
                        Zero Coupon Bonds                        $ 0.60
                        Agency Discount Notes                    $ 0.60
                        Municipals                               $ 0.50
                        Mortgage Backed Securities               $ 0.90
                        Collateralized Mortgage Obligations      $10.00
                        Foreign Securities                       $15.00




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                  All securities shall be priced daily. User acknowledges that it will be responsible for the completion of additional security coding necessary for the pricing of Foreign Securities.

            G. Customer Reports indicated in Paragraph 3, Section E above will be laser printed with client User's logo on special stock and will be burst, trimmed and stapled and billed at eleven cents ($0.11) per page produced.

            H. If elected by User, two copies of microfiche at $1.50 per sheet will be provided at each month end which will include copies of all month-end work printed by SunGard. Additional copies will be available on User's request at $0.50 per sheet.

            I. If elected by User, one CD/ROM disc will be provided at each month-end which will include copies of all month-end work printed by SunGard at a cost of $.01 per image, with a $50.00 minimum charge. Additional copies will be available on User's request at $50.00 per disc.

            J. The service (license) fees, expense reimbursements and other charges payable by User to SunGard under this Agreement do not include any federal, state or local sales, use, excise, property or other taxes which may be assessed or imposed in connection with this Agreement or upon the services or products provided under this Agreement. User will promptly pay all such taxes which may become due (and any interest and penalties thereon), excluding only taxes based upon SunGard's net income, regardless of which party may be the subject of any assessment for any such taxes. SunGard shall be under no obligation to contest any assessment for any such taxes.

The actual number of User's accounts and assets will be used as the basis for invoicing. Monthly billing %Will begin on the first month end after the Users specified Conversion Date. In the event the Conversion Date specified is not a month end. the first month's billing will be prorated to cover that period of the month from the specified Conversion Date to month end.

      5. ADDITIONAL CHARGES. Charges in excess of the amounts set forth above will be paid by the User within ten (1 0) days after billing as set forth below:

            A. A training and installation fee of $9,000 will be charged. One-half of the training and installation fee is due upon execution of this Agreement. The remainder of this fee will be billed to User immediately following the initial visit by the representative of SunGard to begin the conversion process.

            B. A software and program use license fee of $4,500 will be charged. One-half of the software and program use license fee is due upon execution of this Agreement. The remainder of this fee will be billed to User immediately following the initial visit by the representative of SunGard to begin the conversion process. This charge covers use license as well as maintenance for both microcomputer and mainframe programs for AutoTrust for the initial and renewal terms of this Agreement as described in Section 8.

            C. A $10 per account data conversion fee will be billed after conversion based on the actual number of accounts converted.

            D. Extra charges as may be agreed upon between the parties will be made for any changes in report format and for additional reports and records as may be required by the User.

            E. The current terminal operating system for User's microcomputer(s) is either IBM's PC DOS, Microsoft's MS-DOS, Windows 95 or Windows NT. Modifications are made to this software

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
                  from time to time. User recognizes the need to maintain on the microcomputer software compatible with SunGard's enhancements and, therefore, agrees to either purchase new operating system versions as specified and reasonably required by SunGard, or accept delivery from SunGard of new versions of this software as new versions are employed by SunGard. If the software is delivered by SunGard to User, the cost will be added to the then current monthly bill.

                  The current terminal networking system for User's microcomputers is either Microsoft's Windows NT or Novell's Netware. Modifications are made to this software from time to time. User recognizes the need to maintain on the microcomputers software compatible with SunGard's enhancements and, therefore, agrees to either purchase new networking system software versions as specified and reasonably required by SunGard, or accept delivery of new versions of this software as new versions are employed by SunGard. If the software is delivered by SunGard to User, the cost will added to the then current monthly bill.

      6. COMPENSATION IN SUBSEQUENT YEARS. At any time after the end of the first twenty four (24) months of this Agreement, and upon thirty
            (30) days prior written notice to User, SunGard, at its sole option, may increase the rates and charges to its then regular schedule of prices for similar services. Without User's specific consent, the total compensation payable under paragraph 4, items A, B, C, D and E may not be increased as a result of changes in rates and charges by more than more than the Consumer Price Index as compiled by the U.
            S. Department of Labor Statistics for the immediately preceding calendar year.

      7. CORRECTIONS. It is recognized by the parties that errors may occur. Minor errors made by the User that are correctable with journal entries can, when discovered, be corrected by User at no cost. Errors made by SunGard will be reprocessed within 24 hours after the discovery at no charge to the User, provided that the User notifies SunGard of such errors within 48 hours of processing. SunGard will have no further responsibilities or liabilities because of said errors once corrected, or if no notice is given within 48 hours of processing. Errors by the User which require technical intervention by SunGard personnel to correct will be charged to User. Charges for SunGard intervention will be based upon time and personnel required at SunGard's then prevailing rates.

      8. TERM. The term of this Agreement shall begin on the date hereof, shall continue for five (5) years and six (6) months from the date of conversion to SunGard's system, and shall automatically renew itself for additional five (5) year terms thereafter, unless at least ninety (90) days prior to the end of the then original term or any renewal term, User gives SunGard, or SunGard gives User, written notice of its intent to cancel this Agreement at the end of the then current term. For purposes of this Agreement, the date of conversion shall be the date specified in the Conversion Certification to be executed by User at the time of conversion. Absent any such written certification, the date of conversion shall be conclusively presumed to be the first day of the first month in which SunGard provides services to User under this Agreement.

      9. ACCESS TO RECORDS AND INSPECTION.
            A. SunGard will take such steps as may be necessary to maintain the customer lists and account information of the User as confidential information and agrees that it will not use this information for its own benefit and will not willfully disclose it to third parties either during the terms of this Agreement or thereafter.

            B.    By User:

                  1. It is understood by the parties that SunGard will maintain printed copies of those reports prepared for the User that SunGard deems necessary to support User. Data


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                        necessary for the continuing processing of Users reports
                        shall also be contained in SunGard's files. Upon request of User, SunGard will dump User's data to magnetic tape for delivery to the User subject to the payment by User of the prevailing price for magnetic tape and reels and computer time and programming charges at the time when User requests delivery of said tapes.

                  2. Under appropriate arrangements with SunGard, User may be able to access certain information and data provided to SunGard by third-party pricing services used by SunGard in conjunction with its services to User. The information from such third- party pricing services is copyrighted, trade secret, or proprietary information of substantial value to these third-party pricing services and their suppliers. If arrangements are made with SunGard by which you are allowed to access this information and data, you will be permitted to transfer data to software packages solely for the purpose of word processing, spreadsheets, and report writing. In no event may any such data be transferred to software packages used for investment analysis or any other purpose without the express prior written consent of such third-party pricing service.

            C.    By Pertinent Regulatory Agencies:

                  User and SunGard recognize the right of the following organizations to examine and inspect the facilities of SunGard and the right of these organizations to have access to the data of those Users regulated by each organization:

                  1. The Comptroller of the Currency and designated representatives.
                  2. The Federal Deposit Insurance Corporation and designated representatives.
                  3. The Federal Reserve Board and designated representatives.
                  4. The Office of Thrift Supervision for Federal Savings and Loan Association Clients.
                  5. Representatives of state regulatory agencies have the right to inspection of SunGard and shall have access to the data of those Users in that state.

            D.    By Pertinent Auditors

                  User's internal auditors shall have the same rights of inspection of SunGard's facilities and rights of access to User's data as "Pertinent Regulatory Agencies." Requests for Examiners Reports for external auditors will be accepted by SunGard but shipped to the Users internal Audit Department.

            E. Examiners Reports shall consist of the following list of reports: ("MSI" refers to "Minimum Standards of Information')

                  o     List of Investments Maturing in 60 days
                  o     Trust Department Balance Sheet
                  o     Trust Department Annual Report
                  o     Brokerage Fee Report
                  o Master Security File (Holders list of each asset per MSI)
                  o     Comparative Summary Report for Trust Department
                  o     Balancing Totals Report (May reflect error condition)
                  o Active Dividend/Interest Map Report (May reflect error conditions)
                  o     Property Master Listing per MSI
                  o     Trial Balance per MSI
                  o     List of Account Assets by Trust per MSI


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                        (Our Portfolio Investment Review)
                  NOTE:  Market Prices are prior month-end
                  o     Large Balance and Overdraft Report

            F. If more than one set of Examiners Reports per year is provided to User, there shall be an additional charge of $1.15 per account.

      10. BACK-UP PROVISIONS. SunGard will, at all times, maintain a back-up of the working data files of the User. These back-up files will be no more than one week old and will be stored in a specifically designed fire-proof vault in a location remote from the working files. SunGard will also retain the necessary input data from each User that would be required to update the User back-up file to "current" status.

      11. RECOVERY SERVICES. SunGard will maintain a Recovery Services Agreement in the event an unplanned condition renders SunGard unable to use its data processing equipment. The Agreement will provide SunGard with access to computer and communication back up with necessary capability to allow SunGard to fulfill its obligations under this Agreement.

      12. STANDARDS OF PERFORMANCE; CUSTOM, PRACTICE AND CONDUCT. SunGard shall endeavor to provide the same quality of services in processing the work of the User as provided by the User as of the date of this Agreement for its own fiduciary accounts. The parties specifically acknowledge that, as the services performed under this Agreement continue hereafter, the parties by custom, practice, or conduct may consent or agree to changes or deviations in the manner by which SunGard provides its services hereunder and the reports generated pursuant to this Agreement. The performance of services consistent with the prior custom, practice and conduct of the parties shall be conclusive evidence that the services provided hereunder are acceptable to User. However, delay in demand for payment of any amount due from User hereunder, and acceptance of any partial payment shall in no event constitute a waiver of or consent to nonpayment by User, and User shall remain liable for all compensation due hereunder for the services provided by SunGard.

      13. DEFAULT BY USER. In the event User fails to perform any of its obligations under this Agreement, including but not limited to the failure to make any payment required under paragraph 4, and such failure continues for a period of ten (10) days from the date when performance should have been rendered, User shall be deemed to be in default of its obligations hereunder.

      14. RIGHT TO SUSPEND PERFORMANCE WITHOUT TERMINATING. In the event of a default in any term of this Agreement by User, then, in addition to SunGard's right to terminate this Agreement and any other rights and remedies SunGard may have, SunGard may suspend performance of all services under this Agreement (and deny User access to the software and User's files) until the default is cured; in such event, User shall remain liable to SunGard for a monthly fee equal to the base monthly compensation plus the average of the monthly account service charges (excluding cash management fees, printing and similar extra charges) due for the last six months preceding default, until the default is cured.

      15. RIGHT TO TERMINATE; DAMAGES UPON TERMINATION. In the event a default by User shall occur hereunder, SunGard may, at its option, terminate this Agreement. In addition to its right of termination, SunGard shall also have the right to recover from User damages, including interest and reasonable attorneys' fees, for such default. Inasmuch as a default by User will cause substantial damages to SunGard and because of the difficulty of estimating with exactness the damages which will result, User agrees to pay to SunGard, as liquidated damages for such default, an amount equal to the base monthly compensation plus the average of the monthly account service charges (excluding cash management fees, printing and similar extra charges) due for the last six months preceding default, multiplied by the number of months remaining in the then-existing term of this Agreement. The parties agree that


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            this sum is a reasonable forecast of probable actual loss to SunGard and that this sum is agreed to as liquidated damages and not as a penalty. In addition, all software, equipment, manuals and other property of SunGard in Users possession shall be returned to SunGard upon demand, at User's expense. Notwithstanding the foregoing, nothing herein shall limit SunGard's remedies against User in the event of a breach by User of the protective covenants contained in this Agreement. In the event of such a breach by User, SunGard shall be entitled to pursue all legal and equitable remedies available to it, including injunctive relief.

      16. ATTORNEY'S FEES; COSTS OF COLLECTION. In the event User defaults on its obligations hereunder and SunGard retains legal counsel, regardless of whether legal action is initiated, User shall repay SunGard all costs of collection, including reasonable attorneys' fees equal to fifteen percent (15%) of the balance due to SunGard, and other legal costs.

      17. DEFAULT BY SUNGARD. In the event of errors made by SunGard in processing as provided herein, the provisions of Paragraph 7 hereinabove shall control and shall be the exclusive remedy of User. In the event SunGard shall otherwise fail to perform any of its obligations under this Agreement, and such failure shall not be cured within thirty (30) days from the date written notice of such failure from User is received by SunGard, then and only in such event shall User be entitled to terminate this Agreement by written notice to SunGard, without further liability to User. Further, any liability of SunGard on account of such breach or default shall be limited to the actual amount of compensation paid by User to SunGard for the month(s) during which the default occurred and was not cured by SunGard.

      18. INTEREST. Interest on all past due amounts under this Agreement shall accrue from the date due at an annual interest rate equal to the lesser of 18% per annum or the maximum interest rate permitted by law.

      19. REMEDIES CUMULATIVE; NO WAIVER. No remedy of SunGard contained in this Agreement shall be considered exclusive of any other remedy; but rather, each remedy shall be distinct, separate and cumulative, and in addition to any other right or remedy provided in this Agreement or by applicable law. Each such right or remedy may be pursued singularly, successively or together in the sole discretion of SunGard and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same. SunGard may waive any right or remedy available to it, but any such waiver is not continuing, is limited to the specific act or omission waived and shall not affect any other rights or remedies.

      20. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. User may not assign, delegate or otherwise transfer any of its or his rights, duties or obligations hereunder or interest herein without the written consent of SunGard. In the event of any such assignment, delegation, or other transfer by User, whether or not SunGard has consented, the User shall remain liable for all amounts due hereunder and all other obligations of User pursuant to this Agreement, whether or not the assignor or transferee is or may also be liable to SunGard. SunGard may transfer or assign its rights, duties and obligations hereunder or interest herein to any entity related to SunGard by substantially similar ownership or control, or to a successor in interest pursuant to a merger, reorganization, stock sale, asset sale or other transaction, without the consent of User.

      21. SEVERABILITY. If any provision or portion of this Agreement is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Agreement and the remaining provisions and portions hereof shall continue in full force and effect.

      22. GOVERNING LAW. User acknowledges that this Agreement was delivered to and accepted by SunGard in the State of North Carolina. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

      23. JURISDICTION; VENUE. The parties hereto agree that, in the event either party elects to pursue legal action against the other for default of any obligation under this Agreement, such legal action shall be brought in Mecklenburg County, North Carolina, unless SunGard, at its sole option, elects to bring action in the county and state of residence of the User.

      24. FORCE MAJEURE. SunGard shall not be liable for, nor shall SunGard be considered in breach of this Agreement due to, any failure to perform its obligations under this Agreement as a result of a cause beyond its control, including any act of God or a public enemy, act of any military, civil or regulatory authority, change in any law or regulation, fire, flood, earthquake, storm, or other like event, disruption or outage of communications, power or other utility, labor problem, unavailability of supplies, or any other cause, whether similar or dissimilar to any of the foregoing, which could not have been prevented by SunGard with reasonable care.

      25. DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, SUNGARD MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE, ORAL OR WRITTEN, EXPRESS OR IMPLIED, REGARDING THE SOFTWARE, THE DOCUMENTATION, THE SERVICES PROVIDED UNDER THIS AGREEMENT, OR ANY OTHER MATTER, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS AGREEMENT DOES NOT CONSTITUTE A JOINT ACCOUNT EITHER EXPRESSED OR IMPLIED BETWEEN SUNGARD AND USER. SUNGARD IS ACTING AS AN INDEPENDENT CONTRACTOR AND NOT AS AN AGENT OF THE USER'S ORGANIZATION. ANY LIABILITY OF SUNGARD TO USER, WHETHER FOR BREACH OF THIS AGREEMENT, NEGLIGENCE, OR OTHERWISE, SHALL BE SPECIFICALLY SUBJECT TO THE LIMITATIONS OF PARAGRAPH 17, AND IN NO EVENT SHALL ITS LIABILITY EXCEED THE ACTUAL AMOUNT OF PAYMENTS MADE BY USER TO SUNGARD DURING THE THEN-EXISTING TERM OF THIS AGREEMENT. UNDER NO CIRCUMSTANCES SHALL SUNGARD BE LIABLE TO USER OR ANY PERSON FOR LOST REVENUES, LOST PROFITS, LOSS OF BUSINESS OR ANY INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY NATURE, WHETHER OR NOT FORESEEABLE.

            PURSUANT TO THIS AGREEMENT, SUNGARD MAY USE THIRD-PARTY PRICING SERVICES AND OTHER SERVICES OF THIRD-PARTIES TO ASSIST IT IN PROVIDING ITS SERVICES TO USER. NO SUCH THIRD-PARTY MAKES ANY WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, TO THE USER AS TO FITNESS, MERCHANTABILITY OR ANY OTHER MATTER; NO SUCH THIRD-PARTY SHALL HAVE ANY LIABILITY TO THE USER OR ANY OTHER PERSON OR ENTITY IN ANY WAY ARISING OUT OF ANY ERROR OR OMISSION IN THE SERVICES PROVIDED BY SUCH THIRD-PARTY, OR A DELAY IN PROVIDING THOSE SERVICES. IN NO EVENT SHALL ANY THIRD-PARTY PROVIDING SERVICES TO SUNGARD BE LIABLE TO ANY USER OR OTHER PERSON OR ENTITY FOR ANY LOSS, INJURY, OR DAMAGES, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANYTHING BEYOND SUCH THIRD-PARTY'S REASONABLE CONTROL.

      26. OTHER OBLIGATIONS. The obligations of SunGard under this Agreement, run only to User and not to its affiliates, its customers or any other persons. Under no circumstances shall any other person be considered a third party beneficiary of this Agreement or otherwise entitled to any rights or remedies under this Agreement.

      27. ENTIRE AGREEMENT; MODIFICATION. This Agreement represents the entire understanding and agreement between the parties and no representations, undertakings or agreements have been made or relied upon in making this Agreement other than those specifically set forth herein. This Agreement can be modified only by a writing signed by both SunGard and User, except to the extent provided in paragraph 6 above. User acknowledges that this Agreement and any subsequent modification is not binding or enforceable until reviewed and executed by a representative located in SunGard's Charlotte, North Carolina office.

      28. FINANCIAL INFORMATION. User may upon written request, receive the latest SunGard Third Party Review and Published Annual Financial Data.

WITNESS the due execution hereof the day and date first above written.


SUNGARD TRUST SYSTEMS, INC.               PINNACLE MANAGEMENT & TRUST COMPANY
CHARLOTTE, NC                             HOUSTON, TX


SIGNATURE: _________________________      SIGNATURE: _________________________

      PLEASE TYPE:                              PLEASE TYPE:

NAME: ROBERT F. CLARKE                    NAME: STEPHEN D. STRAKE

TITLE: President                          TITLE: President & Chief Operating
                                                 Officer

DATE: February 12, 1998                   DATE: 2/9/98

ATTEST:                                   ATTEST:

SIGNATURE: _________________________      SIGNATURE: _________________________

      PLEASE TYPE:                              PLEASE TYPE:

NAME: KENNETH BUCHANAN                    NAME: LINDA HALCOMB

TITLE: Vice President of Finance          TITLE: V.P. & Manager of Operations

DATE: February 12, 1998                   DATE: 2/9/98

                           SunGard Trust Systems Inc.
                               AutoTrust Addendum
                              FOR: ADDITIONAL TERMS
                                Dated: 2/09, 1998


This addendum (the "Addendum") will supplement certain terms and conditions of the AutoTrust Agreement by and between SunGard Trust Systems Inc. ('SunGard') and Pinnacle Management & Trust Company ("User"), dated 2/09/98, and any and all modifications, amendments, supplements and addendums thereto (collectively the "Agreement"). The terms and conditions of the Agreement are incorporated herein by reference and, unless specifically noted herein, shall remain in full force and effect, including terms that survive the termination of the Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound, the parties agree as follows:

1. The upgrade to SunGard's AutoTrust Windows(TM) version, ("Charlotte"), Phase I (Inquiry System) will be provided to User at no additional Software License or monthly cost. The User recognizes that use of Charlotte may require certain hardware upgrades and certain non-SunGard software in order to operate on User's network. The costs associated with these items are the User's responsibility.

      SunGard represents, and User acknowledges, that Charlotte Phase II will be made available to User at no additional one-time Software License Fee or per account processing fee. If on-site training or technical assistance is requested by User, SunGard's then-prevailing rate will apply (current rate
      - $600/day plus expenses).

2. SunGard agrees to waive the AutoTrust base fee and per account charges through December 31, 1998. This waiver covers the items in Section 4 A, B, C, D and E only. Normal charges for other fees and all pass through items such as paper and form supplies, shipping, etc., apply.

3. SunGard represents and warrants that as of January 1, 1999, AutoTrust will be designed to be used prior to, during and after the calendar year 2000 A.D., and that AutoTrust will be designed to operate during each such time period without material error caused by date data. For the purposes of this section, "date data" shall mean any data or input which includes an indication of date.

      The foregoing warranty shall not apply (a) if User's operating system or any third-party software causes any of the date data errors, or (b) to custom software developed by SunGard or any third party. Notwithstanding anything herein to the contrary, SunGard's sole obligation and User's sole remedy with respect to the foregoing representation and warranty is for SunGard to use commercially reasonable efforts to correct any date data errors that may occur.

4.    (see below)
WITNESS the due execution hereof the day and date first above written.

SUNGARD TRUST SYSTEMS, INC.               PINNACLE MANAGEMENT & TRUST COMPANY
CHARLOTTE, NC                             HOUSTON, TX


SIGNATURE: _________________________      SIGNATURE: __________________________

      PLEASE TYPE:                              PLEASE TYPE:

NAME: ROBERT F. CLARKE                    NAME: STEPHEN D. STRAKE

TITLE: President                          TITLE: President & Chief Operating
                                                 Officer

DATE: February 12, 1998                   DATE: 2/9/98

4. In the event Pinnacle Management & Trust Co. is acquired, Pinnacle Management & Trust Co., can exercise an option to terminate this Agreement, provided that at least ninety (90) days written notice given to SunGard and at least forty-two (42) months of billable processing has transpired.

                           SunGard Trust Systems Inc.
                               AutoTrust Addendum
                     FOR: PORTFOLIO REALIGNMENT SYSTEM (PRS)
                             Dated:    2/09, 1998
-------------------------------------------------------------------------------

This addendum (the "Addendum") will supplement certain terms and conditions of the AutoTrust Agreement by and between SunGard Trust Systems Inc. ("SunGard") and Pinnacle Management & Trust Company ("User"), dated -2/09/98, and any and all modifications, amendments, supplements and addendums thereto (collectively the "Agreement"). The terms and conditions of the Agreement are incorporated herein by reference and, unless specifically noted herein, shall remain in full force and effect, including terms that survive the termination of the Agreement.

SunGard has developed the Portfolio Realignment System ("PRS"), an AutoTrust companion software module designed to perform automated realignment of selected client accounts according to a model(s) representing a mix of mutual funds as determined by User. User agrees to subscribe to PRS in accordance with the additional terms and conditions set forth in this Addendum.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound, the parties agree as follows:

      1. COMPENSATION. User will pay SunGard $0.00 per PRS account, per month, subject to a monthly minimum of $-O-.

      2. DELIVERY. SunGard will deliver PRS within thirty (30) days after receipt of this Addendum properly executed by User. Instructions will be included in the Operations Manual to allow User to utilize PRS.

WITNESS the due execution hereof the day and date first above written.

SUNGARD TRUST SYSTEMS, INC.               PINNACLE MANAGEMENT & TRUST COMPANY
CHARLOTTE, NC                             HOUSTON, TX


SIGNATURE: _________________________      SIGNATURE: __________________________

      PLEASE TYPE:                              PLEASE TYPE:

NAME: ROBERT F. CLARKE                    NAME: STEPHEN D. STRAKE

TITLE: President                          TITLE: President & Chief Operating
                                                 Officer

DATE: February 12, 1998                   DATE: 2/9/98

                           SunGard Trust Systems Inc.
                               AutoTrust Addendum
                        FOR: PORTFOLIO ACCOUNT LINK (PAL)
                             Dated: February 9, 1998
--------------------------------------------------------------------------------

This addendum (the "Addendum") will supplement certain terms and conditions of the AutoTrust Agreement by and between SunGard Trust Systems Inc. ("SunGard") and Pinnacle Management & Trust Company ("User"), dated 2/09/98, and any and all modifications, amendments, supplements and addendums thereto (collectively the "Agreement"). The terms and conditions of the Agreement are incorporated herein by reference and, unless specifically noted herein, shall remain in full force and effect, including terms that survive the termination of the Agreement.

NOW THEREFORE, in consideration of the premises set forth above, the mutual covenants herein contained and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SunGard and User, intending to be legally bound, do hereby agree as follows:

1. User desires to subscribe to SunGard's Portfolio Account Link ('PAL'), which will allow User's customers to access their individual trust account information via the Internet.

2. User acknowledges that any of its customers that desire to access their individual trust account information via the Internet must have Internet access.

3. User agrees to acquire, install and maintain all telecommunications, system hardware, and software components deemed necessary by SunGard to facilitate the PAL requirements including, but not limited to, the installation and maintenance of a home page on the Internet.

4. Commencement of PAL will be scheduled for a date deemed to be mutually convenient to User and SunGard's Client Support Department.

5. User acknowledges that while SunGard shall use reasonable care to ensure that only authorized persons are able to access their individual trust account information, SunGard shall have no liability with respect to any performance problem, claim or other matter to the extent attributable to the unauthorized or improper use of PAL by User or its clients, or the unauthorized or improper access to any of User's trust account information by any third party, whether known or unknown.

6. SunGard agrees to provide on-site and/or telephone technical support to User as requested for the installation and/or use of PAL. For such technical support, User agrees to pay SunGard its then prevailing rate and, in the case of on-site technical support, reasonable travel and related expenses while en-route to and from, and while working at User's site. It is expressly understood that User will be responsible for providing all technical support required by User's customers or by any other parties designated by User to utilize PAL.

7. For the use of PAL, User agrees to pay to SunGard the following:

            A. A one-time fee of $2,500.00 to be paid upon execution of this Addendum; and

            B.    A monthly fee equal to the following:

                  1. If 200 or less of User's trust accounts are designated by User for Internet access during any given month, then the fee for that month shall be $250.00.

                  2. If 201 or more of User's trust accounts are designated by User for Internet access during any given month, then the fee for that month shall be $250.00 plus $1.00 per account for each of User's trust accounts over 200 that are designated for Internet access.

      Billing for PAL will begin on the first day of the month following the installation of PAL.